Exhibit 1.2

Articles of Association of Stichting ING Aandelen	Page 1
having its seat in Amsterdam, Commercial Register of Amsterdam no. 41156637,
as these read after a deed of amendment executed on 7 October 2010 before M.A.J. Cremers, civil-law notary in Amsterdam.
(Translation: the Dutch version of this document will be binding.)
Name
Article 1.
The name of the foundation is:
Stichting ING Aandelen.
Official seat
Article 2.
The foundation has its official seat in Amsterdam.
Object
Article 3.
The object of the foundation is:
a.	to acquire and administer for the purposes of management registered shares in the capital of ING Groep N.V., a public limited company with its registered office in Amsterdam (the ‘company‘) and any bonus shares which may be distributed thereon or shares acquired as stock dividend or by the exercise of subscription rights and to issue exchangeable depositary receipts (the ‘depositary receipts’) for these shares, to exercise voting rights and all other rights attaching to the shares, to exercise subscription rights and to receive dividends and other distributions, including proceeds of liquidation, subject to the obligation to distribute the income to the depositary-receipt holders (the ‘depositary-receipt holders’), save that depositary receipts shall be issued for bonus shares, shares acquired as stock dividend and shares acquired on behalf of depositary-receipt holders by virtue of the exercise of subscription rights;

b.	to foster the exchange of information between the company on the one hand and the depositary-receipt holders and shareholders in the company on the other;

c.	to promote the solicitation of proxies of shareholders other than the foundation itself and of specific proxies and/or voting instructions of depositary-receipt holders, and further to engage in any activity which may be related to the foregoing in the widest sense, whereby all activities which entail commercial risk shall be excluded from the foundation’s object.
The exercise of voting and other rights
Article 4.
1.	Except where provided in paragraph 2 and without prejudice to the provisions of paragraph 3, the foundation shall exercise the rights attached to the shares in accordance with the objects laid down in these articles of association and in exercising its voting rights, the foundation shall be guided primarily by the interests of the depositary-receipt holders, taking the interests of the

Articles of Association of Stichting ING Aandelen	page 2
having its seat in Amsterdam, Commercial Register of Amsterdam no. 41156637,
as these read after a deed of amendment executed on 7 October 2010 before M.A.J. Cremers, civil-law notary in Amsterdam.
(Translation: the Dutch version of this document will be binding.)
company and its affiliated enterprise into account.
2.	Provided that the other requirements of or pursuant to the applicable trust conditions are met, the foundation shall grant a power of attorney to the relevant depositary-receipt holders to exercise the voting rights attached to shares held by the foundation at their discretion.
3.	Voting rights on shares held by the foundation for the purposes of management in respect whereof the depositary-receipt holder (i) has not requested a proxy, (ii) has requested such proxy but is not present or represented at a general meeting, and (iii) has not issued voting instructions to the foundation, as defined in the relevant trust conditions, shall be exercised or be abstained by the foundation at a general meeting in accordance with the provision of paragraph 1.
The provision of the preceding sentence shall apply mutatis mutandis to the exercise of voting rights on shares by the foundation as proxy-holder of a shareholder if the relevant shareholder has issued no voting instructions when granting the proxy.
Trust conditions
Article 5.
1.	The shares referred to in article 3 shall be administered and the rights attached thereto shall be exercised in accordance with the relevant trust conditions.
2.	The foundation may not encumber the shares it holds nor dispose of them other than in exchange for depositary receipts that it has issued on the transfer of the administration of shares to a successor designated by the company’s executive board or upon the termination of its administration of the shares in accordance with the relevant provisions of the trust conditions.
The board
Article 6.
1.	The management of the foundation shall be entrusted to the board.
2.	Only natural persons may be members of the board of the foundation.
3.	The number of members of the board shall be determined by the board, subject to a minimum of three and a maximum of seven members.
Appointment
Article 7.
1.	Members of the board shall be appointed by the board itself. The board shall adopt a profile of its size and composition taking into account the type of activities of the foundation and the desired expertise and background of the members of the board.

Depositary-receipt holders may recommend persons to be appointed as a member of the board to

Articles of Association of Stichting ING Aandelen	page 3
having its seat in Amsterdam, Commercial Register of Amsterdam no. 41156637,
as these read after a deed of amendment executed on 7 October 2010 before M.A.J. Cremers, civil-law notary in Amsterdam.
(Translation: the Dutch version of this document will be binding.)
the board.

The board shall inform them for such purpose and in good time when, for what reason, and according to which profile a vacancy in the board must be filled and in which manner a recommendation should take place.

2.	The following persons may not be appointed to the board:
a.	a member of the executive board or the supervisory board of the company or its group entities or both;

b.	a spouse or relative by blood or marriage up to the fourth remove of a member of the executive board or the supervisory board of the company or its group entities or both;

c.	a natural person employed by the company or its group entities or both;

d.	a permanent adviser to the company or its group entities or both, including the expert within the meaning of article 2:393 Dutch Civil Code, or the civil-law notary or attorney-at-law engaged by the company;

e.	a former member of the executive board or the supervisory board or a former natural person employed by the company or its group entities or both;

f.	a former permanent adviser to the company or its group entities or both, as referred to in d, but only during the first three years following the termination of his activities as adviser;

g.	members of the board and natural person employed by any bank with which the company maintains a lasting and significant relationship.
3.	In the event that a member of the board retires by rotation, a successor shall be appointed by the time the vacancy arises.

In all other cases in which a vacancy arises, it shall be filled within two months, should this be possible.

4.	The members of the board shall be appointed for a term of maximum four years.

Upon retirement, a member of the board is eligible for immediate reappointment, but no member of the board may be reappointed more than twice.

5.	For the purposes of this article, ‘appoint’ shall also be taken to mean ‘reappoint’.
Retirement from office
Article 8.
Without prejudice to the relevant statutory provisions, a member of the board shall cease to hold office:
a.	upon his death;

Articles of Association of Stichting ING Aandelen	page 4
having its seat in Amsterdam, Commercial Register of Amsterdam no. 41156637,
as these read after a deed of amendment executed on 7 October 2010 before M.A.J. Cremers, civil-law notary in Amsterdam.
(Translation: the Dutch version of this document will be binding.)
b.	upon voluntary resignation or retirement by rotation;

c.	upon his being declared bankrupt, applying for a suspension of payments, his being placed under curatorship or otherwise loses the disposition over his assets;

d.	upon falling within the scope of one of the categories referred to in article 7 paragraph 2;

e.	if and when a majority of the other members of the board express the opinion in writing that a member of the board holds an office outside the foundation of which the discharge is or may be in conflict with the interests that the foundation is required to safeguard under article 4 paragraph 1;

f.	upon the expiry of the period for which he was appointed in accordance with article 7 paragraph 4.
Organisation of the board
Article 9.
1.	The board shall appoint one of the members of the board as chairperson.

In the absence of the chairperson, the meeting shall be presided over by the oldest member of the board present.

2.	The board shall appoint a secretary, either from among its members or from outside, who shall be responsible for keeping the minutes of the meeting.

In the absence of the secretary, the minutes shall be kept by a person appointed for this purpose at the meeting.

3.	Board meetings shall be held whenever requested by a member of the board and, if the foundation holds shares in the company’s capital, in any case immediately after the receipt of a notice convening a general meeting of the company.

Meetings shall be held at a time and place to be determined by the chairperson of the board.

Meetings shall be convened by letter, telegraph, telex, fax, e-mail or other electronic medium.

Notice of meetings shall be sent to each member of the board, stating the venue and time of the meeting and the business to be transacted.

Notice of meetings shall be given not later than the eighth day before that of the meeting.

In urgent cases, however, such at the discretion of the person convening the meeting, notice may be given not later than twenty-four hours before the time of the meeting.

Agenda items not included in the notice of meeting may be considered only if all the members of the board are present or represented and with their unanimous approval.

4.	The board of the foundation shall consult with the executive board and supervisory board of the company at least twice per year.

Articles of Association of Stichting ING Aandelen	page 5
having its seat in Amsterdam, Commercial Register of Amsterdam no. 41156637,
as these read after a deed of amendment executed on 7 October 2010 before M.A.J. Cremers, civil-law notary in Amsterdam.
(Translation: the Dutch version of this document will be binding.)
5.	Without prejudice to the provisions of paragraph 10 of this article, valid resolutions may be adopted only if all members of the board have been given notice in accordance with the above provisions, except that a valid resolution may be adopted, even if the procedure for convening meetings has not been complied with, at a meeting at which all the members of the board are present or represented, provided the resolution is passed unanimously.

A member of the board may be represented at a meeting by a fellow member holding a written proxy.

For the purposes of the preceding sentence, ‘written’ shall include by telegraph, telex, fax, e-mail or other electronic medium.

6.	A member of the board may participate in a meeting of the board by telephone, including videoconferencing, provided that this member is able at all times to hear and be heard by the other members of the board participating in the meeting.

In all such cases, this member of the board shall be deemed to be present at the meeting in person and shall be permitted to vote at and participate in the meeting in all respects as if he were attending the meeting in person.

The board may hold meetings by telephone, including videoconferencing, provided all the members of the board participating in the meeting are able to hear one another at all times.

7.	Resolutions of the board shall be adopted by an absolute majority of the votes cast. Blank and invalid votes shall be deemed not to have been cast.

In the event of a tied vote in a meeting of the board, no valid resolution can be adopted.

8.	Each member of the board shall have one vote.

9.	The minutes of a meeting shall be adopted and signed in witness thereof by the chairperson and secretary of the meeting or adopted by a subsequent meeting and signed in witness thereof by the chairperson and secretary of that subsequent meeting.

10.	Resolutions of the board may be adopted without holding a meeting if all the members of the board vote in favour of the motion in writing, including by telegraph, telex, fax, e-mail or other electronic medium.

Documentary evidence of the adoption of such a resolution shall be kept with the minute book.

11.	The remaining members of the board shall continue to constitute a competent body while one or more vacancies exist on the board.

Articles of Association of Stichting ING Aandelen	page 6
having its seat in Amsterdam, Commercial Register of Amsterdam no. 41156637,
as these read after a deed of amendment executed on 7 October 2010 before M.A.J. Cremers, civil-law notary in Amsterdam.
(Translation: the Dutch version of this document will be binding.)
Representation
Article 10.
1.	The foundation shall be represented by the board or by two members of the board acting jointly.

2.	The foundation may authorise a member of the board or a third party by written power of attorney to represent it.

For the purposes of the preceding sentence, ‘written’ shall include by telegraph, telex, fax, e-mail or other electronic medium.
Delegation
Article 11.
The foundation may delegate the activities associated with the administration of the shares, except for the exercise of voting rights, to a ‘trust office’ (administratiekantoor) duly authorised by it for that purpose.
The title of ‘administrator’ may be conferred upon such trust office.
Financial year, balance sheet and statement of income and expenditure
Article 12.
1.	The financial year shall concur with the company’s financial year.

2.	The board shall keep such records of the foundation’s financial position and all matters relating to its activities, in compliance with the requirements arising out of those activities, and shall keep the relevant records, documents and other data carriers in such a way as to enable the foundation’s rights and obligations to be ascertained at all times.

3.	Without prejudice to the relevant statutory provisions, the board shall prepare the foundation’s balance sheet and statement of income and expenditure within six months of the end of the financial year.

4.	The board shall provide the company with copies of the documents referred to in paragraph 3.

5.	The board shall retain the records, documents and other data carriers referred to in paragraphs 2 and 3 for the period prescribed by law.
Amendment to the articles of association, dissolution
Article 13.
1.	The board shall be empowered to amend these articles of association and dissolve the foundation.

2.	A resolution to amend these articles of association or dissolve the foundation may be adopted only at a meeting of the board at which all the members of the board are present or represented without

Articles of Association of Stichting ING Aandelen	page 7
having its seat in Amsterdam, Commercial Register of Amsterdam no. 41156637,
as these read after a deed of amendment executed on 7 October 2010 before M.A.J. Cremers, civil-law notary in Amsterdam.
(Translation: the Dutch version of this document will be binding.)
prejudice to the provisions of article 9 paragraph 10 to adopt a resolution without holding a meeting.

3.	A resolution to amend these articles of association or dissolve the foundation shall require the prior approval of the company and of Euronext Amsterdam N.V., a public limited company under Dutch law, with its registered office in Amsterdam.

4.	The amendment of these articles of association shall be effected by a notarial deed. Each member of the board acting individually shall be duly authorised to cause such instrument to be executed.

5.	A resolution to dissolve the foundation may not be adopted until title to the shares acquired by the foundation for the purposes of management has been transferred to the depositary-receipt holders on the ground of the termination of management, thereby cancelling the depositary receipts, or title to the shares has been transferred, again for the purposes of management, to the successor as referred to in article 5 paragraph 2, which shall then assume the foundation’s obligations vis-à-vis depositary-receipt holders.

6.	If the foundation is dissolved, the board shall be entrusted with the liquidation thereof.

Any liquidation proceeds shall be donated to a charitable or social cause to be determined by the liquidators.

7.	After the completion of the liquidation, the foundation’s books and documents shall be retained for the period prescribed by law by a person appointed for that purpose by the liquidators.